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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58886 and No. 333-81732) of Interactive Data Corporation of our report dated February 3, 2003, except as to the subsequent event described in note 19 which is as of February 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



Boston, MA
March 31, 2003